Exhibit 99.1

BOTTINI & BOTTINI, INC.
Francis A. Bottini, Jr. (SBN 175783)
Albert Y. Chang (SBN 296065)
Yury A. Kolesnikov (SBN 271173)
7817 Ivanhoe Avenue, Suite 102
La Jolla, California 92037

Telephone:	(858) 914-2001

Facsimile:	(858) 914-2002

E-mail:	fbottini@bottinilaw.com
achang@bottinilaw.com
ykolesnikov@bottinilaw.com

Attorneys for Plaintiff Bart Hornung

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

BART HORNUNG, derivatively on behalf of
A10 NETWORKS, INC.,

 Plaintiff,

v.

LEE CHEN, PETER Y. CHUNG, ROBERT COCHRAN, ALAN S. HENRICKS, PHILLIP J. SALSBURY, GREGORY STRAUGHN, and RAJKUMAR JALAN,

Defendants,

-and-

A10 NETWORKS, INC.,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No.: 1-15-CV-282286 NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION Judge: Hon. Peter H. Kirwan Dep’t: 1 (Complex Civil Litigation)

TO:    ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF A10 NETWORKS, INC. AS OF AUGUST 25, 2016:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION AND RELATED INSPECTION DEMAND (TOGETHER, THE “ACTION”) AND CLAIMS ASSERTED ON BEHALF OF A10 NETWORKS, INC. (“A10” OR THE “COMPANY”).

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF A10 WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THE ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE
This Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) is provided to A10 stockholders pursuant to an order of the Superior Court of the State of California, County of Santa Clara (the “Court”). This is not a solicitation from a lawyer.
The purpose of this Notice is to advise you that, pursuant to the Court’s Preliminary Approval and Scheduling Order, a hearing will be held on January 27, 2017 at 9:00 a.m., before the Hon. Peter Kirwan, Superior Court Judge for the Superior Court of California, County of Santa Clara, located in Dept. 1 at 191 N. First Street, San Jose, California 95113, (or at such a date and time as the Court may direct without further notice) (the “Settlement Hearing”) to determine: (1) whether the proposed settlement of the claims in the Action should be approved by the Court as fair, reasonable, and adequate; (2) whether, thereafter, the Action should be dismissed with prejudice as set forth in the Stipulation of Settlement; and (3) whether the Court should approve Plaintiff’s Counsel’s request for a Fee and Expense Award. Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation of Settlement dated August 25, 2016 (the “Stipulation”).
The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation. You have an opportunity to be heard at this hearing.
The Court has not determined the merits of Plaintiff’s claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in the Action.
BACKGROUND OF THE ACTION
    On June 24, 2015 Plaintiff Hornung filed Hornung v. Chen, et al., Case No. 1-15-CV-282286, a shareholder derivative action in the Superior Court of the State of California, County of Santa Clara, alleging claims for, inter alia, breaches of fiduciary duty, abuse of control, gross mismanagement, unjust enrichment and breach of the duty of honest services. The complaint asserted claims against officers and directors of A10.
During the Relevant Period, Plaintiff alleges that the Individual Defendants caused the Company to infringe patents and intellectual property held by Foundry Networks, which was subsequently acquired by Brocade Communications Systems, Inc. After being sued by Foundry and Brocade, A10 Networks paid $75 million to settle the case. The complaint also alleges that the Individual Defendants’ actions also caused the Company to lose out on millions of dollars of revenue, as the Company’s customers refused to purchase the Company’s products due to uncertainty related to the patent infringement claims by Foundry and Brocade.
During the Relevant Period, and in connection with the Company’s Initial Public Offering (“IPO”), the Complaint also alleges that the Individual Defendants breached their fiduciary duties of candor and loyalty by causing the Company to issue a materially false and misleading Prospectus and Registration Statement, subjecting the Company to being sued by investors who acquired their shares pursuant to the Registration Statement issued in connection with the Company’s IPO. The Complaint also alleges that the Individual Defendants failed to ensure that the Company had adequate internal controls in place.
On January 29, 2016, Defendants filed a demurrer to the complaint. Plaintiff filed an opposition brief to the demurrer on March 21, 2016, and a notice of errata to such brief on March 29, 2016. Defendants filed a reply brief in support of the demurrer on April 11, 2016. The hearing on the motion was set for June 24, 2016.
On January 29, 2016, Defendants also filed a motion to strike certain portions of the complaint. Plaintiff filed an opposition to the motion to strike on March 21, 2016. Defendants filed a reply in support of the motion to strike on April 11, 2016. The hearing was set for June 24, 2016.
On January 29, 2016, Defendants also filed a motion to stay the Derivative Action in favor of the Securities Class Action, In re A10 Networks, Inc. Shareholder Litigation. Case No. 1-15-CV-276207, also noticed for hearing on June 24, 2016. Plaintiff’s Opposition was due June 3, 2016, but the parties entered into a stipulation to defer the briefing on the motion to stay, as well as the hearing on that motion, the motion to strike, and the demurrer, in light of the parties’ agreement to settle the action.
On February 1, 2016, Plaintiff Hornung served on A10 a request to inspect certain books and records of A10, pursuant to California Corporations Code § 1601 and California common law (the “Inspection Demand”). The parties exchanged subsequent communications regarding the Inspection Demand.

The Individual Defendants have denied and continue to deny each and all the claims alleged or asserted in the Action. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them and maintain that at all times they appropriately and in good faith fulfilled their fiduciary duties to the Company and its shareholders and complied with all applicable laws and regulations.
THE SETTLEMENT DISCUSSIONS
Counsel for the Settling Parties engaged in extensive efforts to resolve the Action. In January 2016, Plaintiff, A10, and the Individual Defendants first discussed the possibility of reaching an informal resolution of the Action through mediation, and ultimately agreed to participate in a mediation in Corona Del Mar, California before Judge Layn R. Phillips (Ret.). In advance of the mediation, the Settling Parties engaged in numerous discussions regarding potential corporate governance measures that might be implemented by the Company in conjunction with a potential settlement of the Action. Also in advance of the mediation, the parties simultaneously exchanged, and submitted to the mediator, mediation briefs on March 10, 2016. Plaintiff and Defendants subsequently submitted proposed settlement term sheets on March 11, 2016 and March 18, 2016, respectively, outlining proposals for informal resolution of the Action.
Plaintiff, A10, and the Individual Defendants participated in an all-day mediation before Judge Phillips on March 22, 2016. Substantial negotiations took place throughout the day, extensive drafts of settlement offers and counteroffers were exchanged. Plaintiff, A10, and the Individual Defendants did not reach agreement on terms for a proposed settlement at the mediation, but continued settlement efforts after the mediation, while at the same time continuing to litigate the case. Plaintiff, A10, and the Individual Defendants continued their negotiations in the weeks following the mediation and eventually reached agreement on material terms concerning the settlement.
On May 20, 2016 Plaintiff, A10, and the Individual Defendants agreed on the terms of a Memorandum of Understanding (“MOU”) to settle the Action. Plaintiff intends to seek an award of attorneys’ fees and costs from the Court in an amount not to exceed $675,000, and A10 and the Individual Defendants have agreed not to oppose an application so long as it does not exceed that amount.

SUMMARY OF SETTLEMENT TERMS
Pursuant to the settlement of the Action, after the Judgment becomes final, A10 will implement the corporate governance terms identified in Exhibit A to the Stipulation (the “Corporate Governance Reforms”) that have not already been implemented. The full text of the Corporate Governance Terms may be found at http://www.A10Networks.com. Specifically, A10 has agreed to adopt and implement additional internal controls designed to avert violations of intellectual property rights; revise its Employee Handbook to emphasize the importance of safeguarding the Company’s intellectual property rights and respecting third party patent rights and other intellectual property; incorporate intellectual property and risk management matters into employee training; supplement its employee onboarding process for new hires to reduce the chance of improper use by the Company (or its employees) of third-party IP from previous employers. In addition to executing the Company’s standard Employment, Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”), the Company will supplement its employee onboarding process for new hires to reduce the chance of improper use by the Company (or its employees) of third-party IP; A10 will utilize 3rd party specialty software specifically designed to detect and enhance compliance with open source policies, and operationalize the process to support minimization of open source code or other third party code in violation of third party rights.
As a result of the Settlement, A10 will also create and maintain a Disclosure Committee. The Disclosure Committee will be governed by the Disclosure Committee Charter, the provisions of which are summarized as follows:

a)
The purpose of the Disclosure Committee shall be to consider the materiality of information concerning the Company within its control and determine disclosure obligations with respect thereto in order to aid the Company in meeting its reporting obligations under the Securities and Exchange Act of 1934, as amended, in an accurate and timely manner.

b)	The permanent members of the Disclosure Committee will include the Company’s General Counsel, Chief Financial Officer, Controller, and such other members of management as may be deemed appropriate.

c)	The Disclosure Committee will have authority to invite other employees, directors or outside consultants (including the Company’s independent auditors or outside legal counsel) as it deems necessary.

d)	The Disclosure Committee will have responsibilities that include:

▪
designing, adopting and implementing appropriate policies and procedures for accurate and timely collection of information to be included in reports filed with the SEC, as well as establishing responsibility and communications infrastructure within the Company’s operations to discover and collect such information;

▪
reviewing drafts of quarterly earnings press releases and periodic and current SEC reports, meeting as needed during the preparation of these documents to discuss disclosure matters with the goal of ensuring the completeness and accuracy of their content;

▪
coordinating, as necessary, the review of quarterly earnings press releases and periodic and current SEC reports with the Company’s Chief Executive Officer, independent auditors, internal auditors, outside legal counsel and the Audit Committee; and

▪
periodically reporting, no less than quarterly, to the Chief Financial Officer and the Chairman of the Audit Committee the Disclosure Committee’s findings regarding the effectiveness of its procedures and policies, including any weaknesses identified therein or in the Company’s disclosure controls and procedures generally.

e)
The Disclosure Committee shall meet no less than eight times annually (at least once prior to the issuance of the four quarterly earnings press releases and once prior to each regularly scheduled SEC filing on Form 10-K or Form 10-Q, as applicable).

f)	The Disclosure Committee will hold additional meetings during the year to the extent that the Disclosure Committee, the Chief Executive Officer or Chief Financial Officer deems appropriate.

The Settlement also provides that the Audit Committee of the Board of Directors will adopt and maintain policies for the Company to follow in respect of any dealings or prospective dealings with “related persons” (as such term is defined in Item 404 of Regulation S-K) and will confirm that all such relationships remain in compliance with the such policies, as well as applicable laws, rules and regulations.
These changes and enhancements were made, in part, to augment the Company’s internal controls over intellectual property and patents, Company disclosures, and other areas related to the allegations asserted in the Action.
The Settlement calls for A10 and Plaintiff (acting on his own behalf and derivatively on behalf of A10), to release all Released Claims against the Released Persons, as defined in the Stipulation. The term “Released Claims” collectively means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims (as defined herein), that have been or that might have been asserted by Plaintiff, A10, and/or any A10 shareholder derivatively on behalf of A10 against any Released Persons that are based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged in the Action. Excluded from the term “Released Claims” are all claims alleged in the Securities Class Action and claims to enforce the Settlement.
PLAINTIFFS’ COUNSEL’S POSITION CONCERNING SETTLEMENT
Plaintiff’s Counsel believes that the Action has substantial merit, and Plaintiff’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and his counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiff’s Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.
Plaintiff’s Counsel has conducted an extensive investigation including reviewing and analyzing numerous corporate filings by the Company with the SEC, other related publicly available information, records from the litigation between Foundry Networks and A10, and thousands of pages of non-public confirmatory discovery documents from Defendants. Plaintiff’s Counsel also analyzed the Company’s corporate governance practices. Based on their thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon A10 and its shareholders. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of A10 and its shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.
DEFENDANTS’ POSITION CONCERNING SETTLEMENT
The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiffs, A10, or its shareholders. Without admitting the validity of any allegations or assertions made in the Action, or any liability with respect thereto, however, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Further, the Individual Defendants and A10 are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. In addition, A10 acknowledges that the Settlement confers benefits on A10.
NOTICE OF HEARING ON PROPOSED SETTLEMENT
A Settlement Hearing will be held on January 27, 2017 at 9:00 a.m., before the Hon. Peter Kirwan, Superior Court Judge for the Superior Court of California, County of Santa Clara, located in Dept. 1 at 191 N. First Street, San Jose, California 95113, (or at such a date and time as the Court may direct without further notice) (the “Settlement Hearing”) for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to A10 and its shareholders, including Plaintiff; (b) whether the Notice fully satisfied the requirements of California law and due process; (c) whether the Judgment should be entered dismissing the Action with prejudice as against the Individual Defendants and the Company and releasing the Released Persons from the Released Claims; (d) whether the payment of the Fee and Expense Award should be approved; and (e) any other matters that come before the Court.
The Court may adjourn the Settlement Hearing by oral or other announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount without further notice of any kind.
THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING
Any A10 shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount should not be awarded. In addition to having the right to appear in person and object to the Settlement at the Settlement Hearing, any A10 shareholder may, but is not required to, file a written objection. To do so, the shareholder must: (a) file an objection stating the case name and number, Hornung v. Chen, et al., Case No. 1-15-CV-282286, and stating all reasons for the objection; (b) give proof of current ownership of A10 stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence in support of the objection; and (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with Clerk of the Court at least 14 days prior to the Settlement Hearing, at the below address:
CLERK OF THE COURT
Superior Court for the State of California, County of Santa Clara
191 N. First Street
San Jose, CA 95113

and copies of such objections shall be served at the same time upon the following counsel by first‑class mail:

Counsel for Plaintiffs: Francis A. Bottini, Jr. Bottini & Bottini, Inc. 7817 Ivanhoe Ave., Suite 102 La Jolla, California 92037 Telephone: (858) 914-2001 Facsimile: (858) 914-2002
Counsel for Defendants:
Nina F. Locker
Benjamin M. Crosson
Doru Gavril
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone: (650) 493-9300
Facsimile: (650) 565-5100

Attorneys for Defendants Lee Chen, Peter Y. Chung, Robert Cochran, Alan S. Henricks, Phillip J. Salsbury, Gregory Straughn, and Rajkumar Jalan and Nominal Defendant A10 Networks, Inc.

However, any A10 shareholder may appear at the Settlement Hearing and object to the Settlement or any of its terms, whether or not he or she has filed a written objection to the Settlement.

FURTHER INFORMATION
Further information regarding the Action and this Notice may be obtained by writing Plaintiff’s Counsel at the following address: Francis A. Bottini, Jr., Bottini & Bottini, Inc., 7817 Ivanhoe Ave., Suite 102, La Jolla, California 92037.
The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, 191 N. 1st St., San Jose, CA 95113. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at www.a10networks.com.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE
REGARDING THIS NOTICE.